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                                                                     EXHIBIT 4.3

                                                                  (FACE OF NOTE)

                                 [FORM OF NOTE]

   THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

   UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE DEPOSITORY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO THE DEPOSITORY OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE DEPOSITORY, HAS AN INTEREST HEREIN.

                                                                           CUSIP
                                                                            ISIN
                                                                     COMMON CODE
Number

                                ANTENNA TV S.A.

                          9 3/4% SENIOR NOTES DUE 2008

   Antenna TV S.A., a Greek corporation (societe anonyme) (the "Company", which term includes any successor corporation), for value received promises to pay to or registered assigns the principal sum of
                    Euro, on July 1, 2008.

   Interest Payment Dates: January 1 and July 1, commencing January 1, 2002.

   Record Dates: June 15 and December 15.

   Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

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   IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                          ANTENNA TV S.A.

                                          By: _________________________________

                                          By: _________________________________

Certificate of Authentication:
This is one of the 9 3/4% Senior
Notes due 2008 referred to in
the within-mentioned Indenture

Dated:

THE BANK OF NEW YORK,
as Trustee

By: _________________________________
       Authorized Signatory

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                                                                  (REVERSE SIDE)

                                ANTENNA TV S.A.

                          9 3/4% SENIOR NOTES DUE 2008

1.INTEREST.

   Antenna TV S.A., a Greek corporation (societe anonyme) (the "Company"), promises to pay interest on the principal amount of this Note semiannually on January 1 and July 1 of each year (each an "Interest Payment Date"), commencing on January 1, 2002, at the rate of 9 3/4% per annum. Where interest is to be calculated with respect to a period of less than a full year, it shall be calculated on the basis of the actual number of days elapsed divided by the actual number of days in the period from and including the later of the Issue Date (as defined) or the last date on which interest was paid to but excluding the next Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes.

   The Company shall pay interest on overdue principal, and on overdue premium, if any, and overdue interest, to the extent lawful, at the rate of interest borne by the Notes.

2.METHOD OF PAYMENT.

   The Company will pay interest on this Note provided for in Paragraph 1 above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the June 15 and December 15 preceding the Interest Payment Date (whether or not such day is a Business Day). The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in Euro; provided, however, that the Company may pay principal, premium, if any, and interest by check payable in such money. It may mail an interest check to the Holder's registered address.

3.PAYING AGENT AND REGISTRAR.

   Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as principal Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders of the Notes. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar or co-registrar.

4.INDENTURE; RESTRICTIVE COVENANTS.

   The Company issued this Note under an Indenture dated as of June 18, 2001 (the "Indenture") between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code sections 77aaa-77bbbb) as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

   The Notes are general unsecured senior obligations of the Company limited to
(euro)250,000,000 aggregate principal amount. The Exchange Notes are initially being issued in the aggregate principal amount of (euro)150,000,000. The Company shall be entitled to issue Additional Notes pursuant to Section 2.14 of the Indenture. The Exchange Notes and the Additional Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain restrictions on, among other things, the incurrence of indebtedness, the incurrence of liens, the making of certain investments, mergers and sale of assets, the payments of dividends on or the repurchase of, capital stock of the Company and its Subsidiaries, certain other restricted payments by the Company and its Subsidiaries, certain transactions with, and investments in, its Affiliates, certain sale-leaseback transactions and a provision regarding change-of-control transactions.

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5.REDEMPTION; ADDITIONAL AMOUNTS.

   The Company may redeem the Notes, in whole or in part, on or after July 1, 2005 at the redemption prices set forth in Section 3.07(a) of the Indenture, together, in each case, with accrued and unpaid interest to the Redemption Date.

   In addition, at any time, or from time to time, on or prior to July 1, 2004, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings to redeem up to 35% of the Notes at a redemption price set forth in Section 3.07(b); provided, however, that at least 65% of the principal amount of Notes originally issued (including the original principal amount of Additional Notes) remains outstanding immediately after any such redemption.

   The Company may effect a Tax Redemption of the Notes, as a whole, but not in part, at 100% of the principal amount thereof as provided in Section 3.07(c) of the Indenture.

   The Company will pay to the Holders such Additional Amounts as may become payable under Section 4.17 of the Indenture.

6.NOTICE OF REDEMPTION.

   Notice of redemption will be mailed via first class mail at least 30 calendar days but not more than 60 calendar days prior to the Redemption Date to each Holder of Notes to be redeemed at its registered address as it shall appear on the register of the Notes maintained by the Registrar. On and after any Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

7.OFFERS TO PURCHASE.

   The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Company is also required to make an offer to purchase Notes upon occurrence of a Change of Control in accordance with procedures set forth in the Indenture.

8.REGISTRATION RIGHTS.

   Pursuant to the Registration Rights Agreement among the Company and Salomon Brothers International Limited, as initial purchaser of the Notes, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for Notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

9.DENOMINATIONS, TRANSFER, EXCHANGE.

   The Notes are in registered form without coupons in denominations of
(euro)1,000 and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption or register the transfer of or exchange any Note for a period of 15 calendar days before a selection of Notes to be redeemed or any Note after it is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

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10. PERSONS DEEMED OWNERS.

   The registered Holder of this Note may be treated as the owner of it for all purposes.

11. UNCLAIMED MONEY.

   If money for the payment of principal, premium or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

12. AMENDMENT, SUPPLEMENT AND WAIVER.

   Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing Default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of Holders, the Company, and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not adversely affect the rights of any Holder.

13. SUCCESSOR ENTITY.

   When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor corporation will be released from those obligations.

14. DEFAULTS AND REMEDIES.

   Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(g) or (h) of the Indenture relating to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest to the date of acceleration; provided, however, that after such acceleration but before judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium or interest that has become due solely because of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(g) or (h) of the Indenture relating to the Company occurs, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

15. TRUSTEE DEALINGS WITH THE COMPANY.

   The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, and may otherwise deal with the Company, as if it were not Trustee.

16. NO RECOURSE AGAINST OTHERS.

   As more fully described in the Indenture, a director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company or under the Notes or the Indenture or

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for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

17. DEFEASANCE AND COVENANT DEFEASANCE.

   The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth in the Indenture.

18. ABBREVIATIONS.

   Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors
Act).

19. ISIN NUMBERS AND COMMON CODES.

   The Company has caused ISIN number(s) or Common Code(s) to be printed on the Notes and has directed the Trustee to use such ISIN number(s) or Common Code(s) in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers or codes either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. CONVERSION OF CURRENCY.

   Euro are the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes or the Indenture, including damages. The Company has agreed that the provisions of Section 10.11 of the Indenture shall apply to conversion of currency in the case of the Notes and the Indenture.

21. AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES.

   The Company has appointed CT Corporation System, currently located at 111 Eighth Avenue, New York, New York 10011, as its Authorized Agent upon which process may be served in any suit, or proceeding with respect to, arising out of, or relating to, this Note or the Indenture, that may be instituted in any federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under federal or state securities laws and has agreed that there shall, at all times, be at least one Agent for service of process for the Company appointed and acting in accordance with the provisions of Section 10.10 of the Indenture relating to agent for service of process. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company has irrevocably waived such immunity in respect of its obligations under the Indenture and this Note to the extent permitted by law.

22. GOVERNING LAW.

   THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES.

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   THE COMPANY WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND
WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: ANTENNA TV S.A., 10-12, Kifissias Avenue, 151 25 Maroussi, Athens, Greece, Attention:
Chief Financial Officer.

                                   ASSIGNMENT

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

-----------------------------------------
-----------------------------------------
-----------------------------------------
-----------------------------------------
(Print or type name, address and zip code of assignee)

and irrevocably appoint:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                                  [Check One]

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Date:                                    Your Signature:

                                         ______________________________________
                                         (Sign exactly as your name appears on
                                          the other side of this Note)

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

   The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ____________________________
                                             NOTICE: To be executed by an
                                              executive officer

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                       OPTION OF HOLDER TO ELECT PURCHASE

   If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.08 or Section 4.15 of the Indenture, check the appropriate box:

                    [_] Section 4.08          [_] Section 4.15

   If you want to have only part of the Note purchased by the Company pursuant to Section 4.08 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

(Euro)

Date:

                                          Your Signature: _____________________
                                          (Sign exactly as your name appears
                                           on the face of this Note)

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